Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Abengoa, S.A., filed pursuant to Rule 462(b) under the Securities Act of 1933, of our report dated September 5, 2013 relating to the consolidated financial statements of Abengoa, S.A., which appears in the Registration Statement on Form F-1 (No. 333-191575).  We also consent to the reference to us under the heading “Experts” in such Registration Statement on Form F-1.

/s/ PricewaterhouseCoopers Auditores, S.L.

PricewaterhouseCoopers Auditores, S.L.

Seville, Spain

October 16, 2013